Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57533, 333-49847, 333-70195, 333-83949, 333-94841, 333-61238, 333-71496, 333-105295, 333-114006, 333-111454 and 333-127269 (including any amendments thereto)) and on Form S-8 (Nos. 333-52479, 333-35868, 333-112379, 333-35866, 333-111457, 333-118816, 333-127266 and 333-134886 (including any amendments thereto)) of Cheniere Energy, Inc. and subsidiaries of our reports dated February 27, 2007, relating to the consolidated financial statements of Cheniere Energy, Inc. and subsidiaries, Cheniere Energy, Inc. and subsidiaries’ management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cheniere Energy, Inc. and subsidiaries, which appear in this Annual Report on Form 10-K on pages 74 and 75.

/s/ UHY LLP
UHY LLP

Houston, Texas

February 27, 2007